Exhibit 22
SUBSIDIARY GUARANTORS AND ISSUERS OF GUARANTEED SECURITIES
(As of September 29, 2024)

Entity	Co-Issuers	Guarantors
Six Flags Entertainment Corporation	X
Magnum Management Corporation	X
Canada's Wonderland Company	X
Millennium Operations LLC	X
California's Great America LLC		X
Carowinds LLC		X
Cedar Fair Southwest Inc.		X
Cedar Point Park LLC		X
Dorney Park LLC		X
Galveston Waterpark, LLC		X
Geauga Lake LLC		X
Kings Dominion LLC		X
Kings Island Company		X
Kings Island Park LLC		X
Knott's Berry Farm LLC		X
Michigan's Adventure, Inc.		X
Michigan's Adventure Park LLC		X
New Braunfels Waterpark, LLC		X
Sawmill Creek LLC		X
Valleyfair LLC		X
Wonderland Company Inc.		X
Worlds of Fun LLC		X
Six Flags Theme Parks Inc.		X
Fiesta Texas, Inc.		X
Funtime Parks, Inc.		X
Great America LLC		X
Great Escape Holding Inc.		X
Hurricane Harbor GP LLC		X
Hurricane Harbor LP LLC		X
Magic Mountain LLC		X
Park Management Corp.		X
Premier International Holdings Inc.		X
Premier Parks Holdings Inc.		X
SF Great America Holding LLC		X
Six Flags International Development Co.		X
Six Flags Operations Inc.		X
Six Flags Services, Inc.		X
Six Flags Services of Illinois, Inc.		X
Six Flags Concord LLC		X
Six Flags Darien LLC		X
Six Flags Darien Seasonal LLC		X
Six Flags Splashtown LLC		X

SUBSIDIARY GUARANTORS AND ISSUERS OF GUARANTEED SECURITIES (CONTINUED)
(As of September 29, 2024)

Entity	Co-Issuers	Guarantors
HWP Development LLC		X
HWP Development Holdings LLC		X
Six Flags MW LLC		X
Six Flags Ecommerce LLC		X
Six Flags America Inc.		X
Riverside Park Enterprises, Inc.		X
Six Flags America Property Corporation		X
Six Flags Great Adventure LLC		X
Six Flags St. Louis LLC		X
Stuart Amusement Company		X
Funtime, Inc.		X
Six Flags Phoenix LLC		X
Six Flags Frontier LLC		X
Six Flags WW Bay LLC		X
Hurricane Harbor LP		X
Six Flags America LP		X
Six Flags Great Escape L.P.		X
Great Escape Theme Park L.P.		X
Great Escape Rides L.P.		X